Exhibit 99.5

All Xcerra Employees,

I’m excited to announce today that we have signed a definitive agreement to be acquired by an affiliate of Sino IC Capital, one of the largest private equity funds in China, for $10.25 per share in cash. I’m writing you to provide details on what this means for you and the future of the Company.

An affiliate of Sino IC Capital has offered to purchase all outstanding shares of Xcerra and our Board of Directors has accepted their offer. This means that, pending regulatory approval and satisfaction of other conditions to closing, Xcerra will become a private company and its shares will no longer trade on the Nasdaq stock exchange. We anticipate closing by the end of the calendar year.

After considerable due diligence, including a review of strategic alternatives, Xcerra’s Board of Directors agreed to sell the Company to an affiliate of Sino IC Capital because, among other things, the transaction will provide significant benefits to our shareholders, employees, and customers. We will become a stand-alone subsidiary of Sino IC Capital and will continue to be a global company, headquartered in Norwood, Massachusetts and governed by U.S. Law. With greater financial backing, Xcerra can focus on innovation and bringing additional products and solutions to its customers worldwide. Ultimately, we will be a stronger company and will be in a better position to serve the long term needs of our customers.

I appreciate that most of you are curious as to what this means for you. You will be happy to know that in the short term, this ownership change will have no impact on the day-to-day operations of the company. It will be business as usual as we go through this process. It is the same company just a different ownership. Our management team will remain the same and all company operations will continue as planned. There will be no change to our desired culture of Excellence in Communication and Execution. In the longer term, we believe this transaction will have a positive impact on our global business, providing significant growth opportunities for our employees in the Americas, Europe and Asia.

With this exciting announcement, you may receive media inquiries regarding the transaction. It is important that you direct any media inquiries to Rich Yerganian, Vice President of Corporate Communications.

I will be hosting several employee meetings throughout the day and will welcome any questions you may have about the company. Nicole Egan will be sending an email invitation to these meetings shortly. You only need to attend one of them. In addition, we have created an employee frequently asked question (FAQ) page in the Xcerra Library. Here is a link to that page:

https://inside.xcerra.com/newcolibrary.nsf/published/Corporate2017?OpenDocument

Again, it is business as usual both before the deal closes and just as importantly, after the deal closes. This next phase in the history of Xcerra will lead to faster growth resulting in more opportunities for employees and improved overall financial performance in the long term.

I want to thank all of the employees of Xcerra. Without your hard work and Customer First attitude, we would not have been able to reach such a beneficial agreement for the owners of our stock while at the same time setting the company up for accelerated growth moving forward.

Forward Looking Statements

Certain statements contained in this document may be considered forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding the proposed transaction involving Xcerra Corporation (“Xcerra”) and Unic Capital Management Co., Ltd. (“Parent”) and the ability to consummate the transaction. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the risk that the conditions to the closing of the transaction are not satisfied, including the failure to timely or at all obtain stockholder approval for the transaction or the failure to timely or at all obtain any required regulatory clearances, including under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (HSR) or from the Committee on Foreign Investment in the United States (CFIUS); uncertainties as to the timing of the consummation of the transaction and the ability of each of Xcerra and Parent to consummate the transaction, including as a result of the failure of Parent to obtain or provide on a timely basis or at all the necessary financing; risks that the transaction disrupts the current plans and operations of Xcerra; the ability of Xcerra to retain and hire key personnel; competitive responses to the transaction; unexpected costs, charges or expenses resulting from the transaction; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction; and legislative, regulatory, political and economic developments. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in Xcerra’s most recent Annual Report on Form 10-K, and Xcerra’s more recent Quarterly Report on Form 10-Q and Current Reports on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”). Xcerra can give no assurance that the conditions to the transaction will be satisfied. Except as required by applicable law, Xcerra undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Participants in the Solicitation

Xcerra and its directors and executive officers and certain of its other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about Xcerra’s directors and executive officers is included in Xcerra’s Annual Report on Form 10-K for the year ended July 31, 2016, filed with the SEC on September 16, 2016, and the proxy statement for Xcerra’s 2016 annual meeting of stockholders, filed with the SEC on October 28, 2016. Additional information regarding these persons and their interests in the transaction will be included in the proxy statement relating to the transaction when it is filed with the SEC. These documents can be obtained free of charge from the sources indicated below.

Additional Information and Where to Find It

This document is being delivered in respect of the proposed transaction involving Xcerra and Parent. Xcerra intends to file with the SEC a proxy statement in connection with the proposed transaction as well as other documents regarding the proposed transaction. The definitive proxy statement will be sent or given to the stockholders of Xcerra and will contain important information about the proposed transaction and related matters. XCERRA’S SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement and other relevant materials (when they become available), and any other documents filed by Xcerra with the SEC, may be obtained free of charge at the SEC’s website, at www.sec.gov. In addition, security holders of Xcerra will be able to obtain free copies of the proxy statement from Xcerra by contacting Investor Relations by mail at Attn: Investor Relations, 825 University Avenue, Norwood, Massachusetts 02062.